October 31, 2012

RE: April 18, 2012 Protea Biosciences Group, Inc. 10% Convertible Debenture in the principal amount of $400,000 payable to West Virginia Jobs Investment Trust Board ("the Convertible Debenture")

MATURITY DATE EXTENSION

Dear Steve:

Regarding the recent discussions between Protea Biosciences Group, Inc. ("Protea") and West Virginia Jobs Investment Trust Board ("WVJITB"), this letter is written to document the Protea/WVJITB agreement modifying the Convertible Debenture as follows – the Maturity Date (as defined in the Convertible Debenture) shall be January 15, 2013, and not October 15, 2012, as amended from the original maturity date of July 17, 2012.. As amended hereby, the Convertible Debenture is in full force and effect. Please acknowledge Protea's agreement with this modification by signing and returning a copy of this letter to the undersigned.

Best regards,

C. Andrew Zulauf

By: C. Andrew Zulauf, Executive Director

WEST VIRGINIA JOBS INVESTMENT TRUST BOARD

Acknowledging its agreement to the above-stated modification:

Protea Biosciences Group, Inc.

By: Steve Turner

Its: CEO